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                                                                   EXHIBIT 10.64

                        GUARANTY AND SURETYSHIP AGREEMENT

         FOR VALUE RECEIVED, the undersigned (herein called "Guarantor"), unconditionally guarantees and becomes surety for the full payment, performance and observation of (i) all of the covenants, conditions and agreements therein provided to be performed and observed by PETROCON ENGINEERING, INC. ("Tenant") pursuant to a Second Amended and Restated Lease Agreement (the "Lease") dated as of February__, 2002 by and between CORPORATE PROPERTY ASSOCIATES 4 ("Landlord") and Tenant, Tenant's successors and assigns, and Guarantor hereby makes itself fully liable for such full payment, performance and observation of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant, Tenant's successors and assigns and (ii) all costs, attorneys' fees and expenses incurred or expended by Landlord in enforcing its rights against Tenant under the Lease or Guarantor hereunder. Guarantor's obligations hereunder shall be further subject to the terms and conditions herein set forth.

l. Guarantor expressly agrees that the validity of this agreement and its obligations hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any obligation or obligations of Tenant to Landlord and further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease and any assignment or transfer by Landlord, whether or not it shall have received any notice of or consented to such renewal, modification, extension, assignment or transfer.

2. Failure of Landlord to insist upon strict performance or observation of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed as a waiver or relinquishment for the future of any term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

3. Guarantor further agrees that its liability under this Guaranty shall be primary, and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor and Tenant, jointly and severally, or may proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant.

4. Guarantor absolutely and unconditionally covenants and agrees that (i) in the event that Tenant does not or is unable to pay or perform its obligations under the Lease for any reason, including, without limitation, liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Tenant, or the disaffirmance or termination of any of said obligations in or as a result of any proceeding, and/or (b) if all or any part of said obligations (or any instrument or agreement made or executed in connection therewith) is for any reason found to be invalid, illegal, unenforceable, uncollectible or legally impossible, for any reason whatsoever (including, without limiting the generality of the foregoing, upon the grounds that the payment and/or performance of said obligations is ultra vires or otherwise without authority, or is subject to valid defenses, claims or offsets of Tenant; then in any such case Guarantor shall pay and perform the obligations as herein provided, and no such occurrence shall in any way diminish or otherwise affect Guarantor's obligations hereunder.

5. In the event any payment of Tenant to Landlord is held to constitute a preference under the bankruptcy laws, or if for any other reason Landlord is required to refund such payment or pay the amount thereof to any other party, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Landlord upon demand, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

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6.       Guarantor agrees that Landlord may, from time to time, at its discretion, and with or without valuable consideration, allow substitution, withdrawal, release, surrender, exchange, subordination, deterioration, waste, loss or other impairment of all or any part of any security or collateral securing Tenant's obligations under the Lease, without notice to or consent by Guarantor, and without in anywise impairing, diminishing or releasing the liability of Guarantor hereunder.

7. The rights of Landlord are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all rental under the Lease has been paid, all other obligations of Tenant have been performed and each of the obligations of Guarantor hereunder has been performed.

8. This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Texas in all respects and shall not be waived, altered, modified or amended as to any of its terms or provisions except in writing duly signed by Landlord and Guarantor.

9. For so long as the financial statements of Tenant are consolidated with the financial statements of Guarantor, Guarantor shall provide to Landlord financial statements and information with respect to Guarantor in the form and at the times required under Paragraph 14.2 of the Lease, and in, such event the requirements of Paragraph 14.2 with respect to Tenant shall be deemed met.

10. Guarantor acknowledges and agrees that this Guaranty accurately represents and contains the entire agreement between Guarantor and Landlord with respect to the subject matter hereof, that Guarantor is not relying, in the execution, of this Guaranty, on any representations (whether written or oral) made by or on behalf of Landlord except as expressly set forth in this Guaranty, and that any and all prior statements and/or representations made by or on behalf of Landlord to Guarantor (whether written or oral) in connection with the subject matter hereof are merged herein.

11. The use of any gender herein shall include the other gender. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

12. All terms and provisions hereof shall inure to the benefit of the successors and assigns of Landlord and shall be binding upon the successors and assigns of Guarantor.

                EXECUTED this 26/th/ day of April, 2002.

                                           INDUSTRIAL DATA. SYSTEMS
                                           CORPORAT1ON, a Nevada Corporation

                                      By: /s/ William A. Coskey
                                          ---------------------------------
                                      Name: WILLIAM A. COSKEY
                                            -------------------------------
                                      Title: PRESIDENT
                                            -------------------------------

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